September 7, 2012	Grant Thornton LLP 666 Third Avenue, 13th Floor New York, NY 10017-4011 T 212.599.0100 F 212.370.4520 www.GrantThornton.com

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Vringo, Inc.
File No. 001-34785

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Vringo, Inc. dated September 7, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd.